Exhibit 10.1

[Execution Copy]
DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT
This Director Appointment and Nomination Agreement, dated as of March 16, 2021 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group,” and each individually a “member” of the Icahn Group) and FirstEnergy Corp. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Board Representation and Board Matters.
(a)The Company and the Icahn Group agree as follows:
(i)On or prior to March 18, 2021, the Company shall take or shall have taken all necessary action to increase the size of the Board of Directors of the Company (the “Board”) by two seats, and to appoint Andrew Teno and Jesse Lynn (Messrs. Teno and Lynn, collectively, the “Icahn Designees” and each an “Icahn Designee”) to fill the resulting vacancies, each with a term expiring at the 2021 annual meeting of shareholders of the Company (the “2021 Annual Meeting”). Prior to such date as the Icahn Designees are appointed to the Board, the Icahn Group shall not request and the Company shall not provide any material non-public information relating to or involving the Company to the Icahn Group.
(ii)From and after the date of this Agreement until such time as the Icahn Group no longer has an Icahn Designee (or any Replacement Designee (as defined below)) on the Board, the Icahn Group, the Icahn Designees and any Replacement Designees agree that none of them or any of their Affiliates or Associates (each as defined below) will exercise, or take any action that would constitute exercising, substantial influence or control over the Company or any of its subsidiaries; it being understood and agreed that the good faith discharge by the Icahn Designees of their fiduciary duties solely in their role as directors of the Company (including, without limitation, by voting at Board and Committee meetings following such time that all Regulatory Approvals have been obtained) shall in no event be deemed to constitute the exercise of substantial influence or control over the Company or any of its subsidiaries.
(iii)Until such time as all Regulatory Approvals (as defined below) are obtained, no Icahn Designee (or Replacement Designee) serving as a member of the Board shall have the right to vote at any meeting of the Board or any Board Committees.
(iv)As soon as practicable following the time of occurrence of any Regulatory Denial, the Icahn Designees (including any Replacement Designees) shall resign from the Board (and the Icahn Group shall cause the Icahn Designees and any Replacement Designees to promptly take such action). The term “Regulatory Denial” shall mean that any regulatory authority which regulates the Company and/or any of its subsidiaries and/or operations (a “Regulatory Authority” and, collectively, “Regulatory Authorities”) has, following the earlier of (i) exhaustion of all available regulatory and subsequent court appeals processes, and (ii) March 1, 2022, (x) required the termination of one or more Icahn Designees (or any Replacement Designee) as a director of the Company, (y) denied or declined to grant any required approvals or clearances necessary to permit the Icahn Designees (or any Replacement Designee) to remain a director of the Company in accordance this Agreement or (z) included an Unacceptable Condition (as defined below) to any such approval or clearance. “Unacceptable Condition” means any condition, term, commitment, sanction, undertaking, concession or requirement, including a divestiture, rate credit, rate change, operational investment, financial payment, governance requirement, subsidiary board of director change, audit, independent monitor, dividend restriction or limitation, or any ringfencing or financial protection condition, which, individually or in the aggregate, in the opinion of the Company or the Icahn Group, in each case acting reasonably and in good faith, would cause an effect that is more than de minimis on the Company, any of its subsidiaries or affiliates, or any member of the Icahn Group. In the event that any Regulatory Authority shall require the termination of one or more Icahn Designees (or any Replacement Designee) as a director of the Company, (x) each of the Company and the Icahn Group shall cooperate pursuant to Section 1(a)(vi) below to obtain all necessary Regulatory Approvals to permit such Icahn Designee(s) to promptly rejoin the Board and (y) in the interim, the Company shall appoint to the Board, in replacement of each such Icahn Designee, an independent director who is not affiliated with the Icahn Group and who is reasonably acceptable to both the Icahn Group and the Company, and who shall resign from the Board promptly upon such time, if any, that such Icahn Designee is permitted to rejoin the Board.
(v)Unless a Regulatory Denial shall have occurred, the Company shall use reasonable best efforts to cause the election of each of the Icahn Designees at the 2021 Annual Meeting (including by (x) recommending that the Company’s shareholders vote in favor of the election of each of the Icahn Designees, (y) including each of the Icahn Designees in the Company’s proxy statement and proxy card for the 2021 Annual Meeting, and (z) otherwise supporting each of the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies, regarding any matter, including the election of directors, with respect to the 2021 Annual Meeting.
(vi)That, until March 1, 2022, the Company and the Icahn Group will each use all reasonable efforts (including the exhaustion of all available appeals processes) to (x) obtain all approvals and clearances of the Regulatory Authorities necessary to permit the Icahn Designees (and any Replacement Designees) to remain a director of the Company (or to rejoin the Board, as applicable), to vote at meetings of the Board or any Board Committee and to take the other actions contemplated by this Agreement and the Confidentiality Agreement on terms which are acceptable to each of the Company and the Icahn Group (the “Regulatory Approvals”), and (y) oppose all actions of the Regulatory Authorities which constitute or could reasonably be expected to give rise to a Regulatory Denial or an Unacceptable Condition, and the Company and the

Icahn Group will cooperate fully with each other in promptly seeking to obtain all such approvals and clearances, including in each case by causing their respective directors, officers, employees and agents to testify and provide requested documentation, as applicable (the Company and the Icahn Group believing that the Icahn Designees remaining as directors of the Company would be desirable and beneficial to the Company). In addition, as a further condition to the Icahn Designees’ (and any Replacement Designees’) appointment to the Board and subsequent nomination for election, the Icahn Designees each agree (and the Icahn Group agrees to cause the Icahn Designees and any Replacement Designees) to provide to the Company such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board (or as otherwise required with respect to the Icahn Designees in connection with the pursuit of the Regulatory Approvals) in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”).
(vii)That, subject to Sections 1(a)(iv) above and 1(c) below, should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of shareholders subsequent to the 2021 Annual Meeting, as a result of which the Icahn Group’s replacement rights pursuant to this Section 1(a)(vii) shall terminate with respect to such Icahn Designee), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement.
(viii)For the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(vii) shall not be considered unreasonably withheld if such replacement does not: (A) qualify as “independent” pursuant to the NYSE Rules (as defined below), (B) have the relevant financial and business experience to be a director of the Company, (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or in accordance with such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, or (D) confirm in writing that their appointment is in compliance with

Section 305 of the Federal Power Act and is not inconsistent with the requirements of Section 8 of the Clayton Act (collectively clauses (A) through (D), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Icahn Designees from becoming directors had such criteria been in effect as of the date of this Agreement, and (ii) based upon the information which the Icahn Group and the Icahn Designees have provided, the Company acknowledges that Andrew Teno and Jesse Lynn each satisfy the requirements of Section 1(a)(viii)(B).
(ix)That (1) for any annual meeting of shareholders subsequent to the 2021 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty-five (35) calendar days before the advance notice deadline set forth in the Company’s Code of Regulations whether the Icahn Designees will be nominated by the Company for election as directors at such annual meeting and (2) if the Icahn Designees are to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designees so nominated by the Company (including by (x) recommending that the Company’s shareholders vote in favor of the election of the Icahn Designees, (y) including the Icahn Designees in the Company’s proxy statement and proxy card for such annual meeting and (z) otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest or engage in any solicitation of proxies, regarding any matter, including the election of directors, with respect to any such annual meeting at which the Company has nominated Icahn Designees and such Icahn Designees have consented to being named, and are named, in the proxy statement relating to such annual meeting.
(x)That as of the date of this Agreement, the Company represents and warrants that, (y) prior to the Board appointing the Icahn Designees as directors, the Board is composed of 12 directors and that there are no vacancies on the Board, and (z) immediately after the Board appoints the Icahn Designees as directors, the Board will be composed of 14 directors and that there will be no vacancies on the Board.
(xi)That from and after the date of this Agreement, so long as an Icahn Designee is a member of the Board and the applicable Regulatory Approvals have been obtained, without the approval of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), (x) the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee (it being understood and agreed that if an Executive Committee is formed prior to the Regulatory Approvals having been obtained, the Icahn Designees shall receive notice of, and the right to attend, all meetings thereof in a non-voting capacity); and (y) the Board shall not form any other new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company), without offering to at least one Icahn Designee the opportunity to be a member of such committee (it being understood and agreed that if any such new committee is formed prior to the Regulatory Approvals having been obtained, the Icahn Designees shall receive notice of, and the right to attend, all meetings thereof in a non-voting capacity). Notwithstanding anything to the contrary in this Agreement, once the applicable Regulatory Approvals have been obtained, any Board consideration of appointment and employment of named executive officers, mergers and acquisitions of material assets, or dispositions of material assets, or similar business combination transactions, such voting with respect thereto shall take place only at the full Board level or in Board committees of which one of the Icahn Designees is a member (it being understood and agreed that if any such matters are to be considered by any committee prior to the Regulatory Approvals having been obtained, the Icahn Designees shall receive notice of, and the right to attend, all meetings thereof in a non-voting capacity). To the extent that the Board forms any new Board committees (or the Board has already formed any Board committees) that will consider (i) litigation strategies or settlements with the Department of Justice, the SEC (as defined below), any other Regulatory Authority or any civil plaintiffs, or (ii) any material compliance or ethics matters (including the Independent Review Committee and the subcommittee of the Audit Committee formed to assess and implement potential changes in the Company’s compliance program), at least one Icahn Designee shall be appointed as a member of such Board committee (and the other Icahn Designee shall be entitled to receive notice of, and permitted to attend, all meetings of such committees in a non-voting capacity); it being understood that this requirement shall not apply to any committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company.
(xii)Each of the Icahn Designees confirms that he or she will recuse himself or herself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange (the “NYSE Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As applicable, the Icahn Designees (and the Replacement Designees) will comply with any additional requirements under the federal securities laws with respect to any specific committee, including the audit committee.
(xiii)That (a) from and after the time the Icahn Designees are members of the Board the Icahn Designees shall be covered by the same indemnification, advancement of expenses, and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company and (b) from and after the time the Icahn Designees are no longer members of the Board, they will be entitled to the same indemnification, advancement of expenses, and insurance provisions and coverage as are applicable to former directors of the Company.

(xiv)Concurrently with their appointments to the Board pursuant to Section 1(a)(i) and subject to compliance with all stock exchange rules, and the requirements of the federal securities laws, the Board will consider appropriate appointments for the Icahn Designees to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board (including, for the avoidance of doubt, prior to the Regulatory Approvals being obtained), the Icahn Designees shall have the same rights as any other director of the Company with respect to being permitted to attend (as an observer and without voting rights) any Board committee meeting regardless of whether such director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Icahn Designees commit, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with the Icahn Group, including its Affiliates, Associates and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Icahn Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Icahn Designees attendance would jeopardize any legal privilege.
(xv)That, to the extent applicable to all other directors, the Icahn Group will cause each Icahn Designee, as well as any Replacement Designee, within 90 days following election to the Board, to become and to remain the beneficial owner of not less than 100 Common Shares, except where such ownership would be inconsistent with or prohibited by (i) any applicable law, rule, regulation, order or decree of any governmental authority or (ii) any policy, contract, commitment or arrangement authorized by the Company.
(b)At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the United States Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s code of business conduct, Board of Directors Code of Ethics and Business Conduct, Corporate Governance Policies, corporate policies on ethical business conduct, political contributions, lobbying and other political activities policy, conflicts of interest policy, Board confidentiality policy, insider trading policy, anti-hedging policy and governance policies (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its shareholders. For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group, other than the Icahn Designees in their capacity as members of the Board.
(c)Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position (as defined below) (x) in at least three percent (3%) of the total outstanding shares of common stock, $0.10 par value per share, of the Company (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee; or (y) in at least one and one-half percent (1.5%) of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) each of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee(s).
The Icahn Group, upon request, shall advise the Company of the Net Long Position of the Icahn Group and the Icahn Affiliates within 5 days of such request, unless such position is the same as the ownership positions publicly reported on an Icahn Group Schedule 13D and amendments thereto, if filed with the SEC.
For purposes of this Agreement: the term “Net Long Position” shall mean: such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
Each of the Icahn Designees shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.
For purposes of Sections 1(c) and 1(d) of this Agreement (including Exhibit A), to the extent that the Company issues additional Common Shares (or the outstanding number of Common Shares is otherwise increased or deemed increased in any manner whatsoever through an action of the Company, including by the issuance or exercise of convertible securities or employee stock options) that cause the Icahn Group to go below either the three percent (3%) threshold or the one and one-half percent (1.5%) threshold in such Sections or Exhibit, the Icahn Group will be deemed to still exceed the relevant threshold unless and until the Icahn Group disposes of any Common Shares, in which case the Icahn Group will be deemed to have gone below the relevant threshold.

(d)So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position in at least one and one-half percent (1.5%) of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 10.0% of the then-outstanding Common Shares, unless the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 9.99% of the then‑outstanding Common Shares. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to shareholders of the Company, other than ratably to all shareholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.
(e)The Company and the Icahn Group agree to negotiate in good faith and enter into a customary form of registration rights agreement with respect to the Shares beneficially owned by the Icahn Group (the "Registration Rights Agreement") by no later than July 1, 2021, which such Registration Rights Agreement shall include the terms as set forth in Exhibit D.
2.Additional Agreements.
(a)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2021 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities (as defined below) owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the 2021 Annual Meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2021 Annual Meeting, to be present for quorum purposes and to be voted, at the 2021 Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee recommended by the Board for election at the 2021 Annual Meeting, (B) against any nominees that are not nominated by the Board for election at the 2021 Annual Meeting and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For,” “Against” or “Abstaining” from any other proposals at the 2021 Annual Meeting.
(b)Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, for any annual meeting or special meeting of shareholders subsequent to the 2021 Annual Meeting, if the Board has agreed to nominate the Icahn Designees (or Replacement Designees) then serving on the Board for election at such annual meeting or special meeting and the Icahn Designees have consented to be nominated at such annual meeting or special meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual meeting or special meeting or as to which the member of the Icahn Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such annual meeting or special meeting, to be present for quorum purposes and to be voted at such annual meeting or special meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual meeting or special meeting, (B) against any nominees that are not nominated by the Board for election at such annual meeting or special meeting and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For,” “Against” or “Abstaining” from any other proposals at any annual meeting or special meeting following the 2021 Annual Meeting.
As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (B) the term “Associate” shall mean (A)  any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B)  any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.
3.Icahn Group Restrictions
(a)From and after the date hereof, until the later of (x) 30 days before the last day of the nomination deadline for shareholders to nominate candidates for the annual meeting following the 2021 Annual Meeting and (y) 30 days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and Associates not to, directly or indirectly (it being understood that the foregoing shall not restrict the Icahn Designees from discussing the matters set forth below with other members of the Board in their capacity as directors):
(i)acquire, offer or propose to acquire any Common Shares (or beneficial ownership thereof), or rights or options to acquire any Common Shares (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn

Affiliates, would in the aggregate, beneficially own more than 9.99% of the then outstanding Common Shares; provided that, for purposes of this Section 3(a)(i), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company;
(ii)form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;
(iii)present (or request to present) at any annual meeting or any special meeting of the Company’s shareholders, any proposal for consideration for action by shareholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;
(iv)grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Common Shares in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except for the voting obligations provided in Sections 2(a) or (b);
(v)call or seek to call any special meeting of the Company or action by consent resolutions;
(vi)institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company (other than to enforce the provisions of this Agreement);
(vii)separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction which is made for all Common Shares and is available on the same terms to the holders of all Common Shares; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, combination or majority share acquisition, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that this Section 3(a)(vii) shall not prevent an Icahn Designee acting in his or her capacity as a director of the Company from raising such matter privately at the Board;
(viii)seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;
(ix)make any public communication in opposition to (A) any merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination or (B) any financing transaction, in each case involving the Company;
(x)seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of shareholders, other than the voting obligations provided in Sections 2(a) or (b);
(xi)publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or
(xii)publicly encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.
(b)Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5)

business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism that do not address employees, officers or directors individually or as a group) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.
4.Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit B (the “Press Release”). The Icahn Group will not issue a separate press release. During the Standstill Period, the Company shall have an opportunity to review in advance any Schedule 13D filing made by the Icahn Group on or after the date of this Agreement, and the Icahn Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement. The Icahn Group understands that the Company may notify certain state regulatory authorities in advance of the issuance of the Press Release.
5.Confidentiality Agreement. The Company agrees that: (i) the Icahn Designees are permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designees (and Replacement Designees) to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Carl Icahn with respect to non-privileged matters, and the Company confirms that it will advise members of the Board, including the Icahn Designees, that they may, but are not obligated to, speak to Carl Icahn (but subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group or involve any privileged matters). Further, the Icahn Group acknowledges that it is aware that its obligations under the federal securities laws (as well as stock exchange regulations) prohibit any person who has material, non-public information concerning the Company, from trading, purchasing or selling the Company’s securities when in possession of such information and from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.
6.Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite corporate, entity or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party.

7.Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially owns, an aggregate of 18,967,757 Common Shares, (b) except as set forth in the preceding clause (a), no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure to, any Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d‑3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other shareholder of the Company that intends to submit a notice to the Company to nominate directors at the 2021 Annual Meeting. The Icahn Group represents and warrants that the appointment of the Icahn Designees will be in compliance with Section 305 of the Federal Power Act.
8.Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other entity which is a shareholder of the Company, except for the Icahn Group, and (b) the date for the 2021 Annual Meeting is scheduled for May 18, 2021 (and shall, in any event, be held no later than June 30, 2021). Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other shareholder of the Company to avoid a proxy or similar contest with such shareholder at the 2021 Annual Meeting, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.
9.Miscellaneous. Following the appointment of the Icahn Designees to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect at such time, if any, following the 2021 Annual Meeting that (a) no Icahn Designee serves on the Board and (b) the Icahn Group is no longer entitled to designate a Replacement Designee for any Icahn Designee; except that Section 3 shall terminate at the end of the Standstill Period. The parties to this Agreement recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of Ohio. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of Ohio in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of Ohio, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
10.No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
11.Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
12.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
if to the Company:
FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Attention: Hyun Park, SVP and Chief Legal Officer
mailstop: A-GO-19 / AK-General Office Bldg
Email: hpark@firstenergycorp.com

With copies to (which shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52 Street
New York, NY 10019
    Attention: Daniel A Neff, David A. Katz, Sabastian V. Niles
Emails: daneff@wlrk.com, dakatz@wlrk.com, svniles@wlrk.com

if to the Icahn Group:
            Icahn Associates Corp.
            16690 Collins Avenue, Penthouse Suite
            Sunny Isles Beach, FL 33160
            Attention: Keith Cozza, President and CEO
            Email: kcozza@sfire.com

With a copy to (which shall not constitute notice):
            Icahn Associates Corp.
            16690 Collins Avenue, Penthouse Suite
            Sunny Isles Beach, FL 33160
            Attention: Jesse A. Lynn, General Counsel
            Email: jlynn@sfire.com

13.Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
14.Counterparts. This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
15.Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.
16.No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
17.Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
18.Interpretation and Construction. Each of the parties to this Agreement acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

FIRSTENERGY CORP.

By:     /s/ John W. Somerhalder II
Name:    John W. Somerhalder II
Title:    Vice Chairperson and Executive Director

[Signature Page to Director Appointment and Nomination Agreement between
First Energy Corp. and the Icahn Group]

ICAHN GROUP
CARL C. ICAHN
/s/ Carl C. Icahn
Carl C. Icahn

ANDREW TENO
/s/ Andrew Teno
Andrew Teno

JESSE LYNN
/s/ Jesse Lynn
Jesse Lynn

ICAHN PARTNERS LP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    President and Chief Executive Officer

[Signature Page to Director Appointment and Nomination Agreement between
FirstEnergy Corp. and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    President and Chief Executive Officer

IPH GP LLC
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN CAPITAL LP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN ONSHORE LP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN OFFSHORE LP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Chief Operating Officer

BECKTON CORP
By: /s/ Keith Cozza
Name:    Keith Cozza
Title:    Secretary; Treasurer

[Signature Page to Director Appointment and Nomination Agreement between
FirstEnergy Corp. and the Icahn Group]

SCHEDULE A
CARL C. ICAHN
ANDREW TENO
JESSE LYNN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL LP
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.

EXHIBIT A
[FORM OF RESIGNATION]
March 18, 2021

Board of Directors
FirstEnergy Corp.
76 South Main
Akron, OH 44308

Re: Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement, dated as of March 16, 2021 (the “Agreement”) among FirstEnergy Corp. and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least three percent (3%) of the outstanding Common Shares, I irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve; provided, however, that if this resignation is tendered pursuant to Section 1(c) of the Agreement, this resignation shall not be effective if any other resignation of an Icahn Designee is tendered and accepted pursuant to Section 1(c) of the Agreement (and the Icahn Group shall determine in its sole discretion which resignation of the Icahn Designees shall be effective) unless and until the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least one and one-half percent (1.5%) of the outstanding Common Shares.

Pursuant to Section 1(a)(iv) of the Agreement, immediately upon the occurrence of a Regulatory Denial, I irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,
__________________________
Name:

A-1

EXHIBIT B
FirstEnergy Corp.                        For Release: March 16, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                        Investor Relations Contact:
Lyndsey Estin        Irene Prezelj
(917) 842-1594      (330) 384-3859
lyndsey.estin@kekstcnc.com

FirstEnergy Announces Agreement with Icahn Capital

Two New Directors to Be Appointed to FirstEnergy Board

Icahn Capital to Support All FirstEnergy Nominees for Election at 2021 Annual Meeting

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that it has entered into an agreement with Icahn Capital to add two new members to the company’s Board of Directors. Following these additions, FirstEnergy’s Board will have 14 directors.

Under the terms of the agreement, FirstEnergy will appoint Andrew Teno and Jesse Lynn, both of whom are employees of Icahn Capital, to the Board effective March 18, 2021. FirstEnergy has also agreed to include Teno and Lynn on its recommended slate of nominees for election at the company’s upcoming 2021 Annual Meeting of Shareholders. These appointments are subject to certain regulatory approvals. Therefore, until regulatory approvals are received, the two Icahn Capital directors will not have voting rights. The agreement includes provisions regarding voting, standstill restrictions, and other matters, and also provides that Mr. Icahn and his associates will not exercise substantial influence or control over FirstEnergy or any of its subsidiaries. The agreement will be filed by the company on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

“We are pleased to have reached this agreement with Icahn Capital,” said Donald T. Misheff, non-executive chairman of FirstEnergy. “Our Board and management team have been taking decisive actions to address recent challenges and rebuild trust with key stakeholders. We welcome Messrs. Teno and Lynn joining our Board deliberations as we continue to implement initiatives to enhance shareholder value and advance FirstEnergy into a more resilient, industry-leading organization of the future.”

“We look forward to working with our new directors and the rest of the Board on the priorities for FirstEnergy and building on the meaningful steps we have already taken to drive performance, engage in an open dialogue with regulators and other stakeholders, and ensure a company-wide culture of integrity and ethical behavior,” said Steven E. Strah, president and chief executive officer.

“Over the past few weeks, we have had constructive discussions with FirstEnergy’s Board and management team. We look forward to working with them to advance the significant progress they have made in navigating current uncertainties and ensuring the company is best positioned to increase value for all shareholders,” said Carl C. Icahn.

FirstEnergy has acted with urgency in recent months to strengthen the company and implement initiatives that are expected to provide near-term value while creating new opportunities for long-term growth. This includes – among other actions – fostering a renewed emphasis on compliance and transparency throughout the company, taking steps to reduce regulatory uncertainty affecting its Ohio utilities, and driving initiatives to accelerate the trajectory of the business for the benefit of all shareholders and other stakeholders.

Mr. Teno will join the Audit Committee and the Compliance Oversight Sub-Committee formed to assess and oversee the implementation of potential changes in the Company’s corporate compliance program, and Mr. Lynn will join the Independent Review Committee and the Demand Review Committee.

About Andrew Teno
Andrew Teno has been a portfolio manager of Icahn Capital LP, the investment management subsidiary of Icahn Enterprises L.P., since October 2020. Mr. Teno has been a director of: Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, since February 2021; and Herc Holdings Inc., an international provider of equipment rental and services, since February 2021. Prior to joining Icahn, Mr. Teno worked at Fir Tree Partners, a New York-based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt. Mr. Teno’s focus was on value investing across capital structures, industries and geographies. During his time at Fir Tree, he also served on the Board of Directors of Eco-Stim Energy Solutions. Prior to Fir Tree, he worked at Crestview Partners from July 2009 to July 2011 as an associate in their Private Equity business. Prior to Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from July 2007 to July 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

About Jesse Lynn
Jesse A. Lynn has been general counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Mr. Lynn has been a director of: Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, since August 2019; and Conduent Incorporated, a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of: Herbalife Nutrition Ltd., a nutrition company, from 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Prior to joining Icahn, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the Boston University School of Law.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com. Follow FirstEnergy on Twitter: @FirstEnergyCorp.

Forward-Looking Statements: This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.
FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.

EXHIBIT C
CONFIDENTIALITY AGREEMENT
March 18, 2021
To: Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)
Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of any Icahn Designee to the Board of Directors (the “Board”) of FirstEnergy Corp. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of March 16, 2021, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose non-privileged information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this letter agreement, and that other members of the Board may similarly disclose information to you if they wish to do so, subject to the Company Policies. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, affiliates, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1.The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors (other than the Icahn Designees), officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee (including any Replacement Designee) shall disclose to you or your Representatives any Privileged Information (as defined below) that may be included in the Evaluation Material. “Privileged Information” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections and shall not include factual information or the formulation or analysis of business strategy solely to the extent that it is not protected by the attorney-client, attorney work product or other legal privilege.
3.In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4.You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, or such other persons approved by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).
5.All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this letter agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.
6.You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Common Shares or any of the Company’s other securities on the basis of such information in violation of such laws.
7.You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8.Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9.You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the federal or state courts of the State of Ohio. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10.Each of the parties (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of Ohio in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the federal or state courts of the State of Ohio, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
11.This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.
12.All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Attention: Hyun Park, SVP and Chief Legal Officer
mailstop: A-GO-19 / AK-General Office Bldg
Email: hpark@firstenergycorp.com

With copies to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52 Street

New York, NY 10019
    Attention: Daniel A Neff, David A. Katz, Sabastian V. Niles
            Emails: daneff@wlrk.com, dakatz@wlrk.com, svniles@wlrk.com if to the Icahn Group:

            Icahn Associates Corp.
            16690 Collins Avenue, Penthouse Suite
            Sunny Isles Beach, FL 33160
            Attention: Keith Cozza, President and CEO
            Email: kcozza@sfire.com

With a copy to (which shall not constitute notice):
    Icahn Associates Corp.
    16690 Collins Avenue, Penthouse Suite
            Sunny Isles Beach, FL 33160
            Attention: Jesse A. Lynn, General Counsel
            Email: jlynn@sfire.com

13.If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
14.This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
15.This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.
16.The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.
17.This letter agreement shall expire three (3) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth in this letter agreement any Evaluation Material (i) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and/or (ii) retained pursuant to Section 5.
18.No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
19.Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.
[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.
Very truly yours,
FIRSTENERGY CORP

By:
Name:
Title:

Accepted and agreed as of the date first written above:

CARL C. ICAHN

Carl C. Icahn

ANDREW TENO

Andrew Teno

JESSE LYNN

Jesse Lynn

ICAHN PARTNERS LP
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

[Signature Page to Confidentiality Agreement between FirstEnergy Corp. and the Icahn Group]

ICAHN PARTNERS MASTER FUND LP
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.
By:
Name:    Keith Cozza
Title:    President; and Chief Executive Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
By:
Name:    Keith Cozza
Title:    President; and Chief Executive Officer

IPH GP LLC
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN CAPITAL LP
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

ICAHN ONSHORE LP
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

[Signature Page to Confidentiality Agreement between FirstEnergy Corp. and the Icahn Group]

ICAHN OFFSHORE LP
By:
Name:    Keith Cozza
Title:    Chief Operating Officer

BECKTON CORP
By:
Name:    Keith Cozza
Title:    Secretary; Treasurer

[Signature Page to Confidentiality Agreement between FirstEnergy Corp. and the Icahn Group]

SCHEDULE A
Beckton Corp.
Icahn Capital LP
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Icahn Offshore LP
Icahn Onshore LP
Icahn Partners LP
Icahn Partners Master Fund LP
IPH GP LLC
Icahn Capital LP
Carl C. Icahn
Andrew Teno
Jesse Lynn

[Schedule A]

EXHIBIT D
Registration Rights
1.Demand Registration Rights. Each member of the Icahn Group (each, a “Demand Party”) shall each be entitled to two (2) demand registrations (whether or not underwritten, with the managing underwriter, if any, to be chosen by the Company, which managing underwriter shall be of national standing and reasonably acceptable to the Demand Parties participating in such registration) only with respect to those Common Shares that the Icahn Group is permitted to acquire pursuant to Section 3(a)(i) (the “Registrable Shares”); provided that (A) the Company shall only be required to effect one (1) demand registration made by the Icahn Group (the “Demanding Holder”) in any 18-month period and no more than two (2) demand registrations in the aggregate by all members of the Icahn Group and (B) each registration in respect of such demand notice must include, in the aggregate (based solely on the Common Shares requested to be included in such registration by all Demand Parties participating in such registration), at least 5 million Common Shares. No demand registration shall be made prior to the later of December 1, 2021 or the date the Company is eligible to file a Registration Statement on Form S-3. The Demanding Holder shall, subject to clause (2) below (to the extent other Demand Parties exercise their piggyback registration rights with respect thereto), have first priority to register and to sell all of the securities that such Demanding Holder requested to be registered and/or sold pursuant to any of its demand rights before the Company or any holder of Common Shares that owns at that time at least 10% of the then outstanding Common Shares and is party to a registration rights agreement with the Company other than the Demand Parties (a “10% Holder”) shall be entitled to participate in any such demand registration or sales pursuant to such demand registration, provided that the Company or any such 10% Holder may participate only if such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such Demanding Holder’s demand registration. Furthermore, from the date that the Demanding Holder delivers a notice to exercise a demand registration until the conclusion of such offering (for a total period of up to 90 days), the Company shall not register any of its Common Shares for sale for its own account or for the account of any other person other than as permitted in clause (2) below (with customary exceptions to be negotiated and set out in the Registration Rights Agreement, including business combination transactions, dividend reinvestment plans, stock purchase plans, and employee benefit plans, which shall include, without limitation, any of the Company’ incentive compensation plan, FirstEnergy Corp. Savings Plan and the FirstEnergy Corp. Master Pension Plan).
2.Piggyback Registration Rights. If the Company at any time proposes to register for sale or sells any Common Shares (or securities convertible into or exchangeable for Common Shares), pursuant to a registration statement, including in each case pursuant to any shelf registration statement (including pursuant to clause (3) below) and including by effecting any underwritten public offering, for its own account or for the account of any other person (including a Demand Party) (collectively, an “Offering”) (with customary exceptions to be negotiated and set out in the Registration Rights Agreement, including business combination transactions, dividend reinvestment plans, stock purchase plans, and employee benefit plans, which shall include, without limitation, any of the Company’ incentive compensation plan, FirstEnergy Corp. Savings Plan and the FirstEnergy Corp. Master Pension Plan), each Demand Party shall be entitled to participate in such Offering; provided that the party who initiated such Offering (whether the Company, a Demand Party or another person entitled to registration rights) (the “Initiating Party”) shall have first priority to register and sell all of such securities that such Initiating Party requested to be sold and provided further that if the Initiating Party is a Demanding Holder, then other Demand Parties shall be entitled to participate on a pro rata basis with such Demanding Holder based on their relative percentage interests in the Company. After giving effect to the priority in the preceding sentence, in the event that such Offering is:
(A) for the account of (i) the Company, then each Demand Party and any other person entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company, and (ii) any other person other than the Company or a Demand Party, then (x) each Demand Party and any other person entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company and (y) if a Demand Party and/or such other person exercises piggyback registration rights with respect to such registration statement, the Company shall be entitled to participate up to the sum of the number of such securities proposed to be included by (A) the Demand Parties and (B) the other person(s), so long as the managing underwriter determines that inclusion of additional securities by the Company above such sum of (A) and (B), will not adversely affect the price or success of such sale by the Initiating Party, the Demand Parties or any other participating person(s), provided that in all such cases set out in the foregoing clauses (i) and (ii), such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such sale by the Initiating Party; or
(B) for the account of a Demand Party, then (i) any person other than a Demand Party entitled to piggyback registration rights with respect to such registration statement shall be entitled to participate on a pro rata basis based on their relative percentage interests in the Company and (ii) if any such other person exercises piggyback registration rights with respect to such registration statement, the Company shall be entitled to participate up to the sum of the number of such securities proposed to be included by such other person(s), so long as the managing underwriter determines that inclusion of additional securities by the Company above such sum will not adversely affect the price or success of such sale by the Demand Parties or any other participating person(s), provided that in all such cases set out in the foregoing clauses (i) and (ii), such participation would not, in the determination of the managing underwriter, adversely affect the price or success of such sale by the Initiating Party.
3.Shelf Registration Rights. The Company shall file within sixty (60) days following any request of a Demand Party (a “Shelf Request”), and shall use its reasonable efforts to have declared effective by the SEC as soon as practicable, a shelf registration statement relating to the offer and sale of all Registrable Shares then held by the Demand Parties (or their respective affiliates and successors) to the public, from time to time, on a delayed or continuous basis, which registration statement may be a universal shelf registration statement that may also relate to the offer and sale of other securities of the Company (a “Shelf Registration Statement”); provided that if the Company files the Shelf Registration Statement prior to the execution of the Registration Rights Agreement, the Company shall include in such Shelf Registration Statement all the securities held by the Demand Parties on the date of such filing and if on the date of such execution the Shelf Registration Statement is not effective, the Company shall use its reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after such execution. Subject to the limitations in clause (1) above with respect to the number of demand registrations available to the Demand Parties (against which any demand for an underwritten offering under the Shelf Registration Statement shall count), the Company shall be required to effect an underwritten public offering (with the managing underwriter to be chosen by the Company, which managing underwriter shall be of national standing and reasonably acceptable to the Demand Parties participating in such offering) pursuant to a shelf registration statement if the Demand Party requests, or the Demand Parties collectively request, to sell at least 5 million Common Shares held thereby; provided that the Company shall not be required to effect more than one underwritten offering under the Shelf Registration Statement in any 18-month period. If during the 30day period prior to the date that the Demand Party initiates an underwritten public offering under any Shelf Registration Statement, the Company has already initiated, and is pursuing in good faith at the time the Demand Party makes such initiation, an underwritten public offering for its own account (“Company Offering”), then in such event, the Demand Parties shall cease their process for an underwritten public offering and the Company shall have first priority to sell all of the securities that the Company contemplated in such Company Offering, and the Demand Parties and any 10% Holder shall thereafter be entitled to participate in the Company Offering on a pro rata basis based on their relative percentage interests so long as such participation would not, in the determination of the managing underwriter, adversely affect the price or success of the Company Offering; provided that if the Company Offering is not completed within 90 days from the date that the Company notifies the Demand Parties of such Company Offering, each Demand Party shall be permitted to initiate an underwritten offering which shall no longer be pre-empted by the proposed Company Offering as provided in this sentence. For the avoidance of doubt, if at the time the Demand Party initiates an underwritten public offering there is no Company Offering and no 10% Holder has initiated an underwritten public offering, then the Demand Parties shall have first priority to sell, on a pro rata basis with one another based on their relative percentage interests in the Company, all of the securities that the Demand Parties request to be sold before the Company or any 10% Holder shall be entitled to participate in any such underwritten public offering, and the Company or such 10% Holder may participate only so long as such participation would not, in the determination of the managing underwriter, adversely affect the price or success of the Demand Party’s initiated underwritten public offering. No Shelf Request shall be made prior to the later of December 1, 2021 or the date the Company is eligible to file a Registration Statement on Form S3.
4.Term. The registration rights described above shall terminate simultaneously with the termination of the Director Appointment and Nomination Agreement in accordance with Section 9 of the Agreement.
5.Expenses. In connection with any offerings pursuant to a Registration Statement, the participating Demand Parties shall pay 100% (unless other persons are offering Common Shares in such Registration Statement, in which case, the participating Demand Parties and such other person(s) shall pay on a pro rata basis in proportion to the number of Common Shares included by the participating Demand Parties and such persons in the Registration Statement) of (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Common Shares), (iii) printing and duplicating expenses, (iv) fees and expenses of independent accountants retained by the Company for any comfort letters or costs associated with any required special audits, (v) the reasonable fees and expenses of any special experts retained by the Company and agreed to by the participating Demand Parties, (vi) fees and expenses in connection with any review of underwriting arrangements by FINRA, (vii) fees and expenses in connection with listing, if applicable, the Common Shares on a securities exchange or the NYSE, (viii) all duplicating, distribution and delivery expenses, (ix) any underwriting fees, discounts or commissions attributable to the sale of their Common Shares in connection with an Underwritten Offering; (x) any out-of-pocket expenses of the participating Demand Parties including any fees and expenses of brokers or counsel to the participating Demand Parties, and (xi) any applicable transfer taxes attributable to the sale of their Common Shares. In connection with any offerings pursuant to a Registration Statement, the Company shall pay 100% of (i) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), and (ii) except as provided in clause (iv) in the first sentence of this paragraph, fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company.
6.General. The Registration Rights Agreement shall grant registration rights only to the Demand Parties (including, for the avoidance of doubt, affiliates who are assignees) solely with respect to the Registrable Shares. During any time that a member of the Icahn Group possesses material non-public information with respect to the Company, the Icahn Group shall not effect any sales under any registration statement of the Company. The Company shall not be required to use reasonable efforts to cause a registration statement filed pursuant to a demand registration or Shelf Request to be declared effective or keep current a shelf registration statement or permit sales to be made thereunder, or file any prospectus supplement or amendment (other than as required by the periodic report or proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof, including Forms 10-K, 8-K, or 10-Q or Schedule 14A thereunder) if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Demand Parties may effect sales under any registration statement, including through an underwritten public offering. All calculations of beneficial ownership for purposes of the Registration Rights Agreement shall be calculated in accordance with Rule 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, the Registration Rights Agreement shall include provisions with respect the Company’s right to defer the filing of (but not the preparation of), or suspend the use by the Icahn Group of, any Shelf Registration Statement for a period of up to ninety (90) days on terms no less favorable to the Company as found in Section 6.3 of that certain Preferred Stock Purchase Agreement among the Company and certain investors dated January 22, 2018 (See Exhibit 10.1 to the Company’s Form 8-K filed January 22, 2018).